McGladrey LLP

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August 22, 2014

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Commissioners:

We have read item 4.01 of Form 8-K of Kaanapali Land, LLC, dated August 21, 2014, and are in agreement with the statements contained therein.

McGladrey LLP

McGladrey LLP
Chicago, IL